UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

         Reference is made to the Current Report on Form 8-K dated January 31, 2013 of Elizabeth Arden, Inc. (the "Company") that was filed with the Securities and Exchange Commission (the "Commission") on January 31, 2013 (the "Form 8-K").

         The "Segment Net Sales" table of the press release issued by the Company on January 31, 2013 included incorrect segment net sales increase percentages calculated pursuant to generally accepted accounting principles ("GAAP") and using constant rates for the three months ended December 31, 2012 and 2011. The relevant portion of the "Segment Net Sales" table for the three months ended December 31, 2012 and 2011, reflecting the corrected percentage information, is set forth below:

(In thousands)	Three Months Ended		% Increase (Decrease)

	December 31, 2012	December 31, 2011	GAAP	Constant Rates (e)

Segment Net Sales:
North America	$311,077	$287,095	8.4%	8.2%
International	156,842	142,831	9.8%	11.0%

Total	$467,919	$429,926	8.8%	9.2%

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: February 4, 2013	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer